As filed with the U.S. Securities and Exchange Commission on October 1, 2020.

Registration No. 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ION ACQUISITION CORP 1 LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

89 Medinat Hayehudim Street

Herzliya 4676672, Israel
+972 (9) 970-3620
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald J. Puglisi

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein Colin Diamond White & Case LLP 1221 Avenue of the Americas New York, New York 10020 +1 (212) 819-8200	Michael Johns Maples and Calder P.O. Box 309, Ugland House, Grand Cayman Cayman Islands, KY1-1104 +1 (345) 949-8066	Alan Annex Jason Simon Greenberg Traurig, LLP 1750 Tysons Boulevard, Suite 1000 McLean, Virginia 22102 +1 (703) 749-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-248815)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant(2)	2,875,000 Units	$10.00	$28,750,000	$3,127
Class A ordinary shares included as part of the units(3)	2,875,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	575,000 Warrants	—	—	— (4)
Total			$28,750,000	$3,127

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 375,000 units, consisting of 375,000 Class A ordinary shares and 75,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-248815), which was declared effective by the U.S. Securities and Exchange Commission on October 1, 2020. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $28,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,875,000 additional units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-fifth of one redeemable warrant of ION Acquisition Corp 1 Ltd., a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction V to Form S-1, including 375,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-248815) (the “Prior Registration Statement”), initially filed by the Registrant on September 15, 2020 and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on October 1, 2020. The required opinions of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-248815) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of White & Case LLP, counsel to the Registrant.
5.2	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, the Registrant’s independent registered public accounting firm.
23.2	Consent of White & Case LLP (included on Exhibit 5.1).
23.3	Consent of Maples and Calder (included on Exhibit 5.2).
24	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herzliya, Israel on the 1st day of October 2020.

ION ACQUISITION CORP 1 LTD.

By:	/s/ Gilad Shany
Gilad Shany
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gilad Shany, Avrom Gilbert and Anthony Reich and his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Jonathan Kolber	Chairman of the Board	October 1, 2020
Jonathan Kolber
/s/ Gilad Shany	Chief Executive Officer and Director	October 1, 2020
Gilad Shany	(Principal Executive Officer)

/s/ Anthony Reich	Chief Financial Officer	October 1, 2020
Anthony Reich	(Principal Financial and Accounting Officer)

/s/ Avrom Gilbert	President and Chief Operating Officer	October 1, 2020
Avrom Gilbert

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of ION Acquisition Corp 1 Ltd., in the City of Newark, Delaware on the 1st day of October 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director